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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 25, 2002





                         UNITED FINANCIAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)













               Florida                    005-55641            59-2156002
   (State or Other Jurisdiction of  (Commission File Number) (IRS Employer
    Incorporation or Organization)                           Identification No.)

                        333 Third Avenue North, Suite 200
                       St. Petersburg, Florida 33701-3346
                    (Address of Principal Executive Offices)

                                 (727) 898-2265
                (Issuer's Telephone Number, Including Area Code)










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Item 5. Other Events

     On September 25, 2002, Synovus Financial Corporation announced the execution of a definitive agreement to acquire United Financial Holdings Inc. The press release relating to this matter is included in this filing as Exhibit 99.

Statements in this release may constitute forward-looking statements that are based on the current beliefs and expectations of our management, as well as assumptions made by, and information currently available to, our management. Forward-looking statements are based largely on expectations and are subject to a number of risks and uncertainties including but not limited to economic, competitive and other factors affecting us and our operations.

Exhibit 99 Press
Release Dated September 25, 2002



                                   Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            UNITED FINANCIAL  HOLDINGS,  INC.
                            By: /s/ Neil W. Savage
Date: September  25, 2002   Neil W. Savage President and Chief Executive Officer




































Exhibit 99

Synovus

For Immediate Release

Contact: Aimee Davis   Patrick A. Reynolds   Susan Blackburn    C. Peter Bardin
          Synovus          Synovus           United Financial   United Financial
         706.644.0528   706.649.4973           727.824.8755        727.824.8752

     Synovus To Acquire United Financial
     Financial Services Company Expands into the Central West Coast of Florida.

     Columbus, Ga., September 25, 2002 - Synovus (NYSE - "SNV"), the Columbus, Georgia based diverse financial services company, today announced the execution of a definitive agreement to acquire $408 million asset United Financial Holdings, Inc. in St. Petersburg, Florida; (Nasdaq: "UFHI"), the parent company of United Bank, United Bank of the Gulf Coast, United Trust Company and EPW Investment Management, Inc. Headquartered in St. Petersburg, United Bank operates seven full-service banking centers in Pinellas County, Florida and has begun construction on an eighth location in Clearwater. United Bank of the Gulf Coast is based in Sarasota with one office and plans to open another in Manatee County by year-end. These will be Synovus' first bank locations along the growing central west coast of Florida.

     "We are confident that our decision to move forward with Synovus will produce a win/win situation for our shareholders, customers, employees and the communities we serve," says Neil W. Savage, President and CEO of United Financial. "United Bank, operating with the same local leadership under its same name, will continue to deliver the high level of performance and community banking service on which it has built its strong reputation."

     Commenting on the announcement, James H. Blanchard, CEO and Chairman of the Board of Synovus stated, "We are extremely pleased to welcome United Financial into the Synovus family of companies. By aligning with this truly outstanding team, Synovus has not only added another strong banking organization to our family, but we are also entering another great market in which to do business." Both United Bank and United Bank of the Gulf Coast will operate under their existing names, management teams and local boards of directors.

     Both United Bank and United Bank of the Gulf Coast will operate under their existing names, management teams and local boards of directors.

     Synovus will issue 2,470,873 shares of its Common Stock and $28,967,000 of cash for all the outstanding common stock and common stock equivalents of United Financial. Each share of United Financial Common Stock will be exchanged for either .7101 shares of Synovus Common Stock, $17.15 of cash or a combination thereof. The transaction is expected to close in early January of 2003.

About Synovus
     Synovus (NYSE: 'SNV'), with more than $18 billion in assets, provides integrated financial services including banking, financial management, insurance, mortgage and leasing services through 39 affiliate banks and other Synovus offices in Georgia, Alabama, South Carolina, Florida and Tennessee; and electronic payment processing through an 81 percent stake in TSYS (NYSE: 'TSS'), the world's largest third-party processor of international payments. Synovus is No. 5 on FORTUNE magazine's list of 'The 100 Best Companies To Work For' in 2002. See Synovus on the Web at www.synovus.com.